Exhibit 99.1

Startek Reports First Quarter 2022 Financial Results

- First Quarter Marked Continued Progress Enhancing Sales Ecosystem, Bolstering Technology Infrastructure and Strengthening Digital Solutions -

DENVER – May 9, 2022 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary ($ in millions, excl. margin items)

	Q1 2022	Q1 2021	Change
Net Revenue	167.3	163.1	2.6%
Gross Profit	21.1	24.7	(14.6)%
Gross Margin	12.6%	15.1%	-250	bps
SG&A Expenses	15.9	14.2	12.0%
Net Loss[1]	(1.2)	(12.2)	90.2%
EPS[1]	(0.03)	(0.30)	90.0%
Adjusted Net Income[2], [3]	1.9	1.7	11.8%
Adjusted EPS[2], [3]	0.05	0.04	25.0%
Adjusted EBITDA[3]	13.7	18	(23.9)%

[1] Reflects net loss attributable to Startek shareholders.

[2] Reflects Adjusted net income attributable to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“We continued to make progress on our growth priorities in the first quarter as we made further enhancements across our organization,while continuing to sustain year-over-year revenue growth in key verticals and geographies,” said Bharat Rao, Global CEO of Startek. “Our goal going into the new fiscal year was to make significant strides building out our sales pipeline, while continuing to invest in our digital solutions and capabilities across the organization. As a result, we added several key sales leaders to our ecosystem, improved our marketing efforts, strengthened our technology infrastructure and entered into key digital partnerships to bolster our solutions. While macro headwinds, particularly wage inflation, and the investments we’ve made in strengthening our infrastructure and capabilities impacted profitability, we believe the groundwork we are laying today will drive sustainable growth in the future.

“Looking at the remainder of the year and beyond, we are confident in the sales team we have put together to aggressively pursue new growth opportunities. We also intend to continue our efforts optimizing our cost structure and right-sizing our footprint to better adapt to our hybrid working environment for employees and customers. Our marketing activity continues to focus on building a strong foundation across people, process and technology and on raising awareness of Startek as an agile, digital-first CX provider for brands across North America. In the quarter, we began leveraging our partnerships with digital solutions providers to amplify our message. We will continue to build on our partnerships for added reach and engagement. Although there is much work still to be done, we remain confident in our ability to execute upon our strategy to accelerate growth.”

First Quarter 2022 Financial Results

Net revenue in the first quarter increased slightly to $167.3 million compared to $163.1 million in the year-ago quarter. The increase was primarily driven by year-over-year growth in the telecom and financial & business verticals. On a constant currency basis, net revenue increased 4.9% compared to the year-ago quarter.

Gross profit in the first quarter was $21.1 million compared to $24.7 million in the year-ago quarter. Gross margin was 12.6% compared to 15.1% in the year-ago quarter. The decrease was attributable to wage increases led by inflationary pressures, as well as increased investments in upgrading our technology and cybersecurity infrastructure.

Selling, general and administrative (SG&A) expenses in the first quarter were $15.9 million compared to $14.2 million in the year-ago quarter. As a percentage of revenue, SG&A was 9.5% compared to 8.7% in the year-ago quarter. The increase was primarily a result of the Company’s continued investment in core sales, digital, and marketing platform capabilities as part of the Company’s organic growth strategy.

Net loss attributable to Startek shareholders in the first quarter improved to $1.2 million or $ (0.03) per share, compared to a net loss of $12.2 million or $(0.30) per share in the year-ago quarter. The loss in the prior year period was driven by cost of debt refinancing.

Adjusted net income* in the first quarter was $1.9 million or $0.05 per diluted share, compared to an adjusted net income* of $1.7 million or $0.04 per share in the year-ago quarter.

Adjusted EBITDA* in the first quarter was $13.7 million compared to $18.0 million in the year-ago quarter. The primary driver for the decline was the aforementioned decrease in gross profit and increase in SG&A expenses.

On March 31, 2022, cash and restricted cash was $52.2 million[1] compared to $55.4 million at December 31, 2021. Total debt at March 31, 2022 was $169.5 million compared to $170.0 million at December 31, 2021, and net debt at March 31, 2022 was $117.3 million[2] compared to $114.6 million at December 31, 2021.

During the three months ended March 31, 2022, the Company repurchased an aggregate of 259,407 shares of its common stock under its repurchase plan, at an average cost of $4.88 per share.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5 p.m. ET to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Monday, May 9, 2022

Time: 5 p.m. ET

Toll-free dial-in number: (844) 826-3035

International dial-in number: (412) 317-5195

Conference ID: 10166776

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group, Inc. at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8 p.m. Eastern time on the same day through May 16, 2022.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 10166776

About Startek

Startek is a global provider of tech-enabled customer experience (CX) management solutions, digital transformation, and technology services to leading brands. Startek is committed to impacting clients’ business outcomes by enhancing customer experience and digital and AI enablement across all touch points and channels. Startek has more than 43,000 CX experts spread across 38 delivery campuses in 13 countries. The company services over 190 clients across a range of industries, including banking and financial services, insurance, technology, telecom, healthcare, travel and hospitality, e-commerce, consumer goods, retail and energy and utilities. To learn more, visit www.startek.com

[1] Cash balance excluding restricted cash as at March 31, 2022 amounted to $43.3 million as compared to $47.9 million as at December 31, 2021.

[2] Net debt excluding restricted cash balance at March 31, 2022 was $ 126.2 million compared to $122.1 million at December 31, 2021.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 14, 2022, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree
Gateway Group, Inc.
(949) 574-3860
SRT@gatewayir.com

Media Relations
Zainab Boxwala
Startek
zainab.boxwala@startek.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	167,317	163,495
Warrant adjustment	-	(425)
Net revenue	$167,317	$163,070
Cost of services	(146,260)	(138,383)
Gross profit	$21,057	$24,687

Selling, general and administrative expenses	(15,881)	(14,171)
Impairment losses and restructuring/exit cost	(1,407)	(1,898)
Operating income	$3,769	$8,618

Share of loss of equity-accounted investees	(8)	(14)
Interest expense, net and other income	(974)	(13,769)
Foreign exchange gains (losses), net	(408)	212
Income (loss) before tax expense	$2,379	$(4,953)
Tax expenses	(2,093)	(4,902)
Net income (loss)	$286	$(9,855)

Net income (loss)
Net income attributable to noncontrolling interests	$1,529	$2,300
Net loss attributable to Startek shareholders	$(1,243)	$(12,155)

Net loss per common share
Basic net loss attributable to Startek shareholders	$(0.03)	$(0.30)
Diluted net loss attributable to Startek shareholders	$(0.03)	$(0.30)

Weighted average common shares outstanding
Basic	40,338	40,592
Diluted	40,338	40,592

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$286	$(9,855)
Net income attributable to noncontrolling interests	1,529	2,300
Net loss attributable to Startek shareholders	(1,243)	(12,155)

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	548	(1,092)
Change in fair value of derivative instruments	-	8
Pension amortization	(1,137)	(384)
Other comprehensive loss	$(589)	$(1,468)

Other comprehensive income (loss), net of taxes
Other comprehensive loss attributable to non-controlling interests	(655)	(69)
Other comprehensive income (loss) attributable to Startek shareholders	66	(1,399)
	$(589)	$(1,468)
Comprehensive income (loss)
Comprehensive income attributable to non-controlling interests	874	2,231
Comprehensive loss attributable to Startek shareholders	(1,177)	(13,554)
	$(303)	$(11,323)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	43,302	47,940
Restricted cash	8,946	7,456
Trade accounts receivables, net	85,542	106,937
Unbilled revenue	67,266	50,074
Prepaid and other current assets	17,720	12,611
Total current assets	$222,776	$225,018

Non-current assets
Property, plant and equipment, net	32,332	34,168
Operating lease right-of-use assets	59,299	63,012
Intangible assets, net	87,531	90,092
Goodwill	183,397	183,397
Investment in equity-accounted investees	31,680	31,688
Deferred tax assets, net	4,731	3,664
Prepaid expenses and other non-current assets	10,805	11,436
Total non-current assets	$409,775	$417,457
Total assets	$632,551	$642,475

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payables	8,169	11,916
Accrued expenses	53,706	53,203
Short term debt	3,535	3,611
Current maturity of long term debt	10,216	6,241
Current maturity of operating lease liabilities	24,052	24,393
Other current liabilities	44,236	48,265
Total current liabilities	$143,914	$147,629

Non-current liabilities
Long term debt	155,771	160,175
Operating lease liabilities	40,745	44,263
Other non-current liabilities	21,563	19,562
Deferred tax liabilities, net	18,244	17,526
Total non-current liabilities	$236,323	$241,526
Total liabilities	$380,237	$389,155

Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,953,221 and 40,893,396 shares issued as of March 31, 2022, and December 31, 2021, respectively	410	409
Additional paid-in capital	292,104	291,537
Accumulated deficit	(85,286)	(84,043)
Treasury stock, 672,176 and 412,769 shares as of March 31, 2022, and December 31, 2021, respectively, at cost	(3,183)	(1,912)
Accumulated other comprehensive loss	(10,621)	(10,687)
Equity attributable to Startek shareholders	$193,424	$195,304
Non-controlling interests	58,890	58,016
Total stockholders’ equity	$252,314	$253,320
Total liabilities and stockholders’ equity	$632,551	$642,475

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$286	$(9,855)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,588	6,803
Profit on sale of property, plant and equipment	(31)	(53)
Provision for doubtful accounts	(66)	63
Amortization of debt issuance costs (including loss on extinguishment of debt)	146	11,241
Amortisation of call option premium	360	120
Warrant contra revenue	-	425
Share-based compensation expense	428	280
Deferred income taxes	(306)	558
Share of loss of equity-accounted investees	8	14

Changes in operating assets and liabilities:
Trade accounts receivables	21,603	12,848
Prepaid expenses and other assets	(21,398)	(5,964)
Trade accounts payables	(3,717)	(5,447)
Income taxes, net	130	2,727
Accrued expenses and other liabilities	(4,467)	4,908
Net cash generated from operating activities	$564	$18,668

Investing Activities
Purchase of property, plant and equipment	(1,902)	(2,922)
Investment in equity-accounted investees	-	(25,000)
Payments for call option premium	-	(3,000)
Net cash used in investing activities	$(1,902)	$(30,922)

Financing Activities
Proceeds from the issuance of common stock	140	1,244
Proceeds from long term debt (net of debt issuance cost paid to lenders)	-	156,525
Payments on long term debt	-	(117,600)
Payments for loan fees related to long term debt	-	(2,794)
(Payments on) proceeds from other borrowings, net	(643)	(10,609)
Common stock repurchase	(1,271)	-
Net cash generated from/ (used in) financing activities	$(1,774)	$26,766

Net increase (decarese) in cash and cash equivalents	(3,112)	14,512
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(36)	(425)
Cash and cash equivalents and restricted cash at beginning of period	55,396	50,559
Cash and cash equivalents and restricted cash at end of period	$52,248	$64,646

Components of cash and cash equivalents and restricted cash
Balance with banks	43,302	57,665
Restricted cash	8,946	6,981
Total cash and cash equivalents and restricted cash	$52,248	$64,646

Supplemental disclosure of cash flow information
Cash paid for interest and other finance costs	2,131	14,443
Cash paid for income taxes	2,170	1,652
Supplemental disclosure of non-cash activities
Non-cash warrant contra revenue	-	425
Non-cash share-based compensation expenses	428	280

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Exchange gain / (loss), net, Depreciation and amortization expense, Restructuring and other acquisition-related costs, Share-based compensation expense, and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of the strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value), and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended March 31,
	2022	2021
Net income (loss)	286	(9,855)
Tax expense	2,093	4,902
Share of loss of equity-accounted investees	8	14
Interest expense, net, and other income	974	13,769
Foreign exchange gains (losses), net	408	(212)
Depreciation and amortization expense	7,588	6,803
Private offer transaction cost	500	-
Impairment losses and restructuring cost	1,407	1,898
Share-based compensation expense	428	280
Warrant contra revenue	-	425
Adjusted EBITDA	$13,692	$18,024

Adjusted EPS:
	Three Months Ended March 31,
	2022	2021
Loss attributable to Startek shareholders	(1,243)	(12,155)
Add: Share based compensation expense	428	280
Add: Amortization of intangible assets, net of tax	2,244	2,243
Add: Warrant contra revenue	-	425
Add: Private offer transaction cost	500	-
Add: Debt issuance cost expensed out	-	10,937
Adjusted net income	$1,929	$1,730

Weighted average common shares outstanding - basic	40,338	40,592
Weighted average common shares outstanding - diluted	40,338	40,592

Adjusted EPS - basic	$0.05	$0.04
Adjusted EPS - diluted	$0.05	$0.04